Exhibit 3.1

Delaware
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “PIMCO ASSET-BASED LENDING COMPANY LLC”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 2025, AT 7:44 O`CLOCK P.M.

10127744 8100 SR# 20251018731	Authentication: 203178842 Date: 03-15-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:44 PM 03/11/2025 FILED 07:44 PM 03/11/2025 SR 20251018731 - File Number 10127744	CERTIFICATE OF FORMATION OF PIMCO ASSET-BASED LENDING COMPANY LLC	Execution Version

This Certificate of Formation of PIMCO Asset-Based Lending Company LLC (the “LLC”), dated as of March 11, 2025, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.§ 18-101, et seq.) (the “LLC Act”).

FIRST. The name of the limited liability company formed hereby is PIMCO Asset-Based Lending Company LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

FOURTH. Notice is hereby given pursuant to Section 18-215(b) and/or Section 18-218(c) of the LLC Act that, unless otherwise provided in the limited liability company agreement of the LLC, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the LLC shall be enforceable against the assets of such series only, and not against the assets of the LLC generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the LLC, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the LLC generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHERE OF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Justin Maroldi
Name: Justin Maroldi
Title: Authorized Person